Exhibit 10.2
REDEMPTION AGREEMENT
     This REDEMPTION AGREEMENT (this “Agreement”) is made and entered into as of June 13, 2008, by and between Cash Systems, Inc., a Delaware corporation (the “Company”) and Highline Capital Partners, LP (the “Investor”), with reference to the following facts:
RECITALS
     A. The Company, the Investor and certain other investors (the “Other Investors”, and collectively with the Investor, the “Investors”) are parties to that certain Securities Purchase Agreement, dated as of October 6, 2006 (the “Securities Purchase Agreement”), pursuant to which, among other things, the Investor purchased from the Company (i) a Senior Secured Convertible Note (the “Original Note”), which was convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and (ii) a Warrant to Purchase Common Stock to purchase shares of Common Stock (the “Original Warrant”).
     B. The Company and the Investor are parties to that certain Amendment and Exchange Agreement, dated as of August 20, 2007 (the “First Amendment and Exchange Agreement”), pursuant to which, among other things, the Investor exchanged (i) the Original Note for an Amended and Restated Senior Secured Convertible Note (the “First Amended and Restated Note”), which was convertible into shares of Common Stock and (ii) the Original Warrant for an Amended and Restated Warrant to Purchase Common Stock to purchase shares of Common Stock (the “First Amended and Restated Warrant”).
     C. The Company and the Investor are parties to that certain Second Amendment and Exchange Agreement, dated as of March 14, 2008 (the “Second Amendment and Exchange Agreement”), pursuant to which, among other things, the Investor exchanged (i) the First Amended and Restated Note for a Second Amended and Restated Senior Secured Convertible Note (the “Second Amended and Restated Note”), which is convertible into shares of Common Stock and (ii) the First Amended and Restated Warrant for a Second Amended and Restated Warrant to Purchase Common Stock to purchase shares of Common Stock (the “Second Amended and Restated Warrant”).
     D. In connection with the execution and delivery of the Securities Purchase Agreement, the Company entered into that certain Registration Rights Agreement, dated as of October 6, 2006 (the “Registration Rights Agreement”), by and among the Company and the Investors, which was subsequently amended pursuant to the First Amendment and Exchange Agreement and the Second Amendment and Exchange Agreement.
     E. In connection with the execution and delivery of the Securities Purchase Agreement, the Company also entered into that certain Security Agreement, dated as of October 10, 2006 (the “Security Agreement”), in favor of Portside Growth and Opportunity Fund, in its capacity as collateral agent for the Investors.
     F. On or after the date hereof, the Company has or will have entered into an Agreement and Plan of Merger in the form attached hereto as Exhibit A (the “Merger Agreement” and the date of execution of the Merger Agreement, the “Redemption Agreement

Effective Date”) with Global Cash Access, Inc., a Delaware corporation (“GCA”) and Card Acquisition Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of GCA (“Card Acquisition”), pursuant to which, among other things, the Company will merge with and into Card Acquisition (the “Merger”).
     G. It is a condition precedent to the closing of the Merger that the Company redeem the Second Amended and Restated Note and Second Amended and Restated Warrant from the Investor in accordance with the terms of this Agreement. Accordingly, the Company has proposed to redeem the Second Amended and Restated Note and Second Amended and Restated Warrant from Investor on the Closing Date (as such term is defined in the Merger Agreement), and Investor has agreed to permit the Company to redeem the Second Amended and Restated Note and Second Amended and Restated Warrant, on the terms and subject to the conditions set forth below.
     H. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Securities Purchase Agreement, as amended pursuant to the First Amendment and Exchange Agreement and Second Amendment and Exchange Agreement.
     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, the parties agree as follows:
ARTICLE 1
REDEMPTION
     1.1 Redemption. On the terms and subject to the conditions set forth in this Agreement, the Company shall redeem the Second Amended and Restated Note and Second Amended and Restated Warrant from the Investor (the “Redemption”) for the aggregate Redemption Consideration (as such term is defined in Section 1.2 below) on the Closing Date (the “Redemption Date”). The Company shall give the Investor written notice of the Redemption Date not less than three days prior to such date.
     1.2 Deliveries. On the Redemption Date, (a) the Investor shall deliver to the Company or its designee its original executed Second Amended and Restated Note and Second Amended and Restated Warrant, each of which shall be duly executed in blank for transfer, and (b) the Company shall pay to the Investor an aggregate amount in cash equal to $454,493, plus all accrued but unpaid interest on the Second Amended and Restated Note through the date immediately preceding the Redemption Date, plus 2% of the amount of Excess Working Capital (as such term is defined in the Merger Agreement), if any, over the amount of Excess Working Capital used to pay Transaction Fees (as such term is defined in the Merger Agreement) (the “Redemption Consideration”), by wire transfer of immediately available funds to the account designated by the Investor prior to the Redemption Date. The parties agree and acknowledge that (a) no more than $250,000 of Excess Working Capital, if any, shall be used to pay Transaction Fees, and (b) Excess Working Capital shall be determined in accordance with the Merger Agreement by the Company in its sole and absolute discretion.

     1.3 Effect of Redemption. Upon consummation of the Redemption, the Second Amended and Restated Note and Second Amended and Restated Warrant shall be cancelled by the Company on its books and the Investor shall have no further rights, powers, entitlements or claims of any kind under the Second Amended and Restated Note, the Second Amended and Restated Warrant or any of the other Transaction Documents, including, without limitation, the Securities Purchase Agreement, the Registration Rights Agreement and the Security Agreement, all of which shall be fully and effectively terminated, cancelled, released, acquitted, and forever discharged without any further action on the part of the Investor. For the avoidance of doubt, the payment of the Redemption Consideration shall discharge in full the Company’s obligation to repay any principal outstanding under the Second Amended and Restated Note immediately prior to the Redemption.
     1.4 Forbearance. Effective as of the Redemption Agreement Effective Date until the earlier of (a) the Redemption Date and (b) the termination of this Agreement pursuant to Article IV hereof, the Investor hereby agrees that it will forbear from exercising any rights or remedies it may possess under the Transaction Documents.
     1.5 Waiver of Rights. Effective as of the Redemption Agreement Effective Date until the earlier of (a) the Redemption Date and (b) the termination of this Agreement pursuant to Article IV hereof, the Investor hereby waives any right it may have under the Second Amended and Restated Note and Second Amended and Restated Warrant that may arise in connection with any of the transactions contemplated by the Merger Agreement, including, without limitation, under Section 5 of the Second Amended and Restated Note and Section 4 of the Second Amended and Restated Warrant.
     1.6 Conversion and Exercise; Restrictions on Transfer. The Investor hereby agrees that, unless and until this Agreement is terminated pursuant to Article IV hereof, it will not convert or exercise all or any portion of the Second Amended and Restated Note or Second Amended and Restated Warrant into Common Stock or sell, transfer or otherwise convey all or any portion of the Second Amended and Restated Note or Second Amended and Restated Warrant from and after the date hereof and through the Redemption Date.
ARTICLE 2
REPRESENTATIONS AND WARRANTIES
     2.1 Company Representations and Warranties. The Company represents and warrants to the Investor as set forth below:
          (a) The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction under which it was organized. The Company has all corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement has been duly and validly authorized by the board of directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize or consummate this Agreement. This Agreement has been duly and validly executed and delivered by the Company, and (assuming the due authorization, execution and delivery hereof by the Investor) constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and of general principles of equity.
          (b) The execution, delivery and performance by the Company of this Agreement does not and will not contravene, conflict with, constitute a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, any of the terms, conditions or provisions of (i) the organizational documents of the Company, (ii) any laws binding upon or applicable to the Company or by which any of its assets or properties is bound or (iii) any material contract to which the Company is a party or by which any of its assets or properties is bound.
          (c) No consent, waiver, approval or action of, filing with or notice to any governmental entity or third party is necessary or required under any of the terms, conditions or provisions of any law or any contract to which the Company is a party or by which any of its assets or properties is bound for the execution, delivery and performance by the Company of this Agreement.
     2.2 Investor Representations and Warranties. Investor represents and warrants to the Company as set forth below:
          (a) Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction under which it was organized. Investor has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement has been duly and validly authorized by the governing body of Investor and no other proceedings on the part of Investor are necessary to authorize or consummate this Agreement. This Agreement has been duly and validly executed and delivered by Investor, and (assuming the due authorization, execution and delivery hereof by the Company) constitutes the legal, valid and binding obligation of Investor, enforceable against Investor in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and of general principles of equity.
          (b) The execution, delivery and performance of this Agreement by Investor does not and will not contravene, conflict with, constitute a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, any of the terms, conditions or provisions of (i) the organizational documents of Investor, (ii) any laws binding upon or applicable to Investor or by which any of its assets or properties is bound or (iii) any material contract to which Investor is a party or by which any of its assets or properties is bound.
          (c) No consent, waiver, approval or action of, filing with or notice to any governmental entity or third party is necessary or required under any of the terms, conditions or provisions of any law or any contract to which Investor is a party or by which any of its assets or properties is bound for the execution, delivery and performance by the Investor of this Agreement.
          (d) Investor is the lawful record and beneficial owner of the Second Amended and Restated Note and Second Amended and Restated Warrant, and the Second Amended and

Restated Note and Second Amended and Restated Warrant is owned by the Investor, free and clear of any and all pledges, security interests, liens, charges, encumbrances or adverse claims of any kind.
          (e) The Investor understands and acknowledges that the Company and GCA are entering into the Merger Agreement in reliance upon the Investor’s execution, delivery and performance of this Agreement.
ARTICLE 3
CONDITIONS TO REDEMPTION
     3.1 Conditions to Obligations of the Company. The obligation of the Company to consummate the Redemption is subject to the satisfaction or waiver, at or prior to the Redemption Date, of the following conditions:
          (a) all of the conditions to the Merger shall have been satisfied or waived in accordance with the provisions of the Merger Agreement;
          (b) the Investor shall have performed all of its obligations hereunder required to be performed by it at or prior to the Redemption Date; and
          (c) the representations and warranties of the Investor set forth in this Agreement shall be true and correct when made and as of the Redemption Date, as if made at and as of such time, provided that representations made as of a specific date shall be required to be true and correct as of such date only.
     3.2 Conditions to Obligations of the Investor. The obligation of the Investor to consummate the Redemption is subject to the satisfaction or waiver, at or prior to the Redemption Date, of the following conditions:
          (a) all of the conditions to the Merger shall have been satisfied or waived in accordance with the provisions of the Merger Agreement;
          (b) the Company shall have performed all of its obligations hereunder required to be performed by it at or prior to the Redemption Date; and
          (c) the representations and warranties of the Company set forth in this Agreement shall be true and correct when made and as of the Redemption Date, as if made at and as of such time, provided that representations made as of a specific date shall be required to be true and correct as of such date only.
ARTICLE 4
TERMINATION
     4.1 Termination by Mutual Consent. This Agreement may be terminated prior to the Redemption Date by mutual written agreement of the Company and the Investor.

     4.2 Termination by the Company. This Agreement may be terminated prior to the Redemption Date by the Company if:
          (a) the Merger Agreement is terminated; or
          (b) there has been a breach of any representation, warranty, covenant or agreement made by the Investor in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that a condition to closing set forth in Section 3.1 hereof would not be satisfied and such breach or failure to be true is not curable or, if curable, is not cured within the ten (10) days after written notice thereof is given by the Company to the Investor.
     4.3 Termination by the Investor. This Agreement may be terminated prior to the Redemption Date by the Investor if:
          (a) the Merger Agreement is terminated or amended to increase the amount or aggregate value of consideration to be paid to the Company’s stockholders pursuant to the Merger Agreement or the Company and GCA otherwise agree to increase the amount or aggregate value of consideration to be paid to the Company’s stockholders in connection with the Merger; or
          (b) there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that a condition to closing set forth in Section 3.2 hereof would not be satisfied and such breach or failure to be true is not curable or, if curable, is not cured within the ten (10) days after written notice thereof is given by the Investor to the Company; or
          (c) at any time after December 31, 2008.
ARTICLE 5
MISCELLANEOUS
     5.1 Mutual Release of Claims.
          (a) General Release by Investor. Upon consummation of the Redemption, the Investor, on behalf of itself, and each of its officers, directors, agents, employees, shareholders, representatives and attorneys, and each of their respective heirs, executors, administrators, successors and assigns (collectively, the “Investor Parties”), hereby releases and forever discharges the Company, and each of its officers, directors, agents, employees, shareholders, representatives and attorneys, and each of their respective heirs, executors, administrators, successors and assigns (the “Company Parties”), from any and all liabilities, claims, demands, actions, causes of action or suits of any kind or nature whatsoever, whether known or unknown, suspected or unsuspected, which the Investor Parties ever had, now have or may in the future have against the Company Parties arising out of, related to or in connection with the Second Amended and Restated Note, the Second Amended and Restated Warrant or any of the other Transaction Documents; provided, however, that the Investor Parties shall not be estopped by virtue of this Section 5.1(a) from asserting any cause of action arising from a breach of this Agreement, or any of its terms covenants, representations or warranties.
          (b) General Release by the Company Parties. Upon consummation of the Redemption, the Company, on behalf of itself and each of the Company Parties hereby releases and forever discharges the Investor Parties from any and all liabilities, claims, demands, actions, causes of action or suits of any kind or nature whatsoever, whether known or unknown, suspected or unsuspected, which the Company Parties ever had, now have or may in the future have against the Investor Parties arising out of, related to or in connection with the Second Amended and Restated Note, the Second Amended and Restated Warrant or any of the other Transaction Documents; provided, however, that the Company Parties shall not be estopped by virtue of this Section 5.1(b) from asserting any cause of action arising from a breach of this Agreement, or any of its terms covenants, representations or warranties.
          (c) Waiver. Each of the Company and the Investor hereby waives any and all rights and benefits conferred by the provisions of Section 1542 of the Civil Code of the State of California or any similar law of any state or territory of the United States or other jurisdiction. Each party acknowledges that it is familiar with Section 1542 of the Civil Code of the State of California, which provides as follows: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.
     5.2 Survival. The representations, warranties and covenants given by the Company and the Investor that are contained in this Agreement shall survive the Redemption.
     5.3 Further Assurances. Each party to this Agreement shall execute all instruments and documents and take all actions as may reasonably be necessary to effectuate this Agreement and the transactions contemplated hereby.
     5.4 Counterparts. This Agreement may be executed in several counterparts (including by means of separate signature pages, which may be attached hereto) by one or more of the parties, each of which shall be deemed an original, and all of said counterparts (and signature pages) shall be deemed to constitute or be part of one and the same instrument. One or more counterparts of this Agreement may be delivered by facsimile or electronically with the intention that delivery by such means shall have the same effect as delivery of an original counterpart thereof.
     5.5 Non-Reliance. Except for the representations and warranties contained herein, the Company has not made and shall not be deemed to make any representation or warranty to the Investor, express or implied, at law or in equity, regarding the Company, the transactions contemplated by the Merger Agreement, or otherwise.
     5.6 Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).
     5.7 No Waiver. No delay on the part of any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude other or further exercise thereof, or the exercise of any other right, power or privilege.
     5.8 Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements and understandings between or among the parties hereto (whether written or oral) with respect to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to confer on any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities.
     5.9 Governing Law. All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the choice of law principles thereof.
     5.10 Enforcement. The parties hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto by reason of a failure to perform any of the obligations under this Agreement and that a breach hereof shall cause irreparable injury and, in addition to any other right or remedy available to the parties hereto at law or in equity, any injured party hereunder shall be entitled to enforcement by temporary or permanent court injunction or specific performance of the obligations hereunder, without the necessity for posting a bond. Notwithstanding the foregoing sentence, nothing herein shall be construed as prohibiting any injured party hereunder from also pursuing any other rights or remedies for such breach or threatened breach, including receiving damages and attorneys’ fees. The election of any remedy shall not be construed as a waiver on the part of any injured party hereunder of any rights such party might otherwise have at law or in equity, which rights and remedies shall be cumulative.
     5.11 Successors and Assigns; Assignment. All of the terms, covenants and conditions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal successors and permitted assigns. No party hereto shall be permitted to assign its rights under this Agreement except with the written consent of the other parties hereto; provided, however, that the Company may assign and delegate to GCA all of the Company’s rights and obligations hereunder.

     5.12 Headings; Exhibits. The headings or other subdivisions in this Agreement are intended solely for convenience or reference and shall be given no effect in the construction or interpretation of this Agreement. The exhibits attached hereto are deemed incorporated herein by reference.
     5.13 Other Investors. In connection with this Agreement, the Company represents and warrants that none of the terms offered to the Other Investors (other than reimbursement of fees and expenses) is more favorable to such Other Investors than those of the Investor and this waiver shall be, without any further action by the Investor or the Company, deemed amended and modified in an economically and legally equivalent manner such that the Investor shall receive the benefit of the more favorable terms contained the Redemption Agreements with the Other Investors, as amended from time to time. Notwithstanding the foregoing, the Company agrees, at its expense, to take such other actions (such as entering into amendments to this Agreement) as the Investor may reasonably request to further effectuate the foregoing.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties have caused this Redemption Agreement to be duly executed on the date and year first above written.

CASH SYSTEMS, INC.		HIGHLINE CAPITAL PARTNERS, LP

By:	/s/ Michael D. Rumbolz	By:	/s/ Jacob W. Doft

Name:	Michael D. Rumbolz	Name:	Jacob W. Doft

Its:	CEO	Its:	Managing Member of its GP

EXHIBIT A
AGREEMENT AND PLAN OF MERGER